Exhibit 15.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333- 147834) of British Telecommunications Plc of our report dated May 16, 2007 relating to the financial statements which is included in this British Telecommunication Plc’s Form 20-F/A for the year ended March 31, 2007. We also consent to the references to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
London
March 19, 2008